Exhibit 3.1

BY-LAWS

of

WATTS WATER TECHNOLOGIES, INC.

Amended and Restated as of November 1, 2021

ARTICLE I

Stockholders

Section 1.Annual Meeting. The annual meeting of stockholders of Watts Water Technologies, Inc. (the “Corporation”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors or the Chairman of the Board, which hour, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation’s last annual meeting of stockholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.
Section 2.Matters to be Considered at Annual Meeting. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting (a) by, or at the direction of, the Board of Directors or a designated committee thereof or (b) by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting who complies with the procedures set forth in this Section 2 (or, with respect to nominations of candidates for election as Directors, as set forth in Section 3 of Article II hereof). In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a holder of record of any shares of capital stock entitled to vote at such annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation as set forth in this Section 2 and such stockholder or his qualified representative must be present at the annual meeting. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation (a) not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (the “Anniversary Date”) or (b) in the event that the annual meeting of stockholders is called for a date more than 10 days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day of the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Corporation by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Corporation, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-laws.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder proposing such business and of any Stockholder Associated Person and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, (c) the class and number of shares of the Corporation’s capital stock which are held of record, beneficially owned or represented by proxy by the stockholder or any Stockholder Associated Person and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder’s notice, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (e) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or a Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (f) any rights to dividends on the shares of the Corporation beneficially owned by the stockholder or a Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (g) any performance-related fees (other than asset-based fees) to which the stockholder or a Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, and (h) any material interest of the stockholder or any Stockholder Associated Person in such proposal. In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (a) through (h) above as of the record date for notice of the meeting. A “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii). A “Derivative Instrument” shall mean any option, warrant, convertible security, share appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of capital share of the Corporation or otherwise.

For purposes of this Section 2, except as provided under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.

If the Board of Directors, or a designated committee thereof, determines that any stockholder proposal was not timely made in accordance with the provisions of this Section 2, or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 2 in any material respect, then such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 2. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section 2, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

The provisions of this By-law shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3.Special Meetings. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office or the Chairman of the Board.
Section 4.Matters to be Considered at Special Meetings. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.
Section 5.Notice of Meetings; Adjournments. A written notice or notice in accordance with Section 1 of Article V hereof of each annual meeting of stockholders stating the place, date and hour of such annual meeting shall be given by the Secretary (or other person authorized by these By-laws or by law) not less than 10 days nor more than 60 days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Restated Certificate of Incorporation or under these By-laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, and addressed to such stockholder at the address of such stockholder as it appears in the records of the Corporation. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings of the stockholders, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

Notice of an annual or special meeting of stockholders need not be given to a stockholder if a written waiver of notice, signed by the stockholder entitled to notice, or a waiver of notice by electronic transmission, is given before or after such meeting by such stockholder or such stockholder’s authorized attorney, if communication with such stockholder is unlawful, or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or waiver of notice by electronic transmission.

The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I or Section 3 of Article II hereof or otherwise. When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Restated Certificate of Incorporation or these By-laws, is entitled to such notice.

Section 6.Quorum. At any annual or special meeting of stockholders, the holders of a majority of the voting power of all classes of stock issued, outstanding and entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum at such meeting; but if less than a quorum is present at such meeting, the holders of a majority of the voting power of all classes of stock issued, outstanding and entitled to vote at such meeting that are present in person or by proxy at such meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 7.Voting and Proxies. The voting power of each share of capital stock of the Corporation shall be as set forth in the Restated Certificate of Incorporation, with a proportionate vote for each fraction of any share. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission that sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.

Section 8.Action at Meeting. When a quorum is present, any matter before any annual or special meeting of stockholders shall be decided by vote of the holders of all classes of stock present in person or by proxy representing a majority of the votes of all classes of stock entitled to be cast at the meeting, except where a larger vote is required by law, by the Restated Certificate of Incorporation or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes of all classes of stock cast, except where a larger vote is expressly required by law, by the Restated Certificate of Incorporation or by these By-laws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.
Section 9.Action by Consent. Any action required or permitted by law to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Section 10.Stockholder Lists. The Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least 10 days before every annual or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
Section 11.Presiding Officer. The Chairman of the Board, or in his absence, the President, shall preside at all annual or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

Section 12.Voting Procedures and Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall perform such duties as are required by the Delaware General Corporation Law, as amended from time to time, including the counting of all votes and ballots. The inspectors may, with the approval of the presiding officer, appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his sole judgment and discretion and he shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.

ARTICLE II

Directors

Section 1.Powers. All the power of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided by the Restated Certificate of Incorporation or as required by law. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
Section 2.Number; Election; Qualification. The Board of Directors shall consist of not more than fifteen (15) nor less than three (3) members. The exact number of Directors within the maximum and minimum limitations specified herein may be fixed from time to time by resolution of a majority of the Board of Directors then in office or by the stockholders at the annual meeting of stockholders. The Directors shall be elected by the stockholders at each annual meeting, except as provided in Section 5 of this Article II. No Director need be a stockholder.
Section 3.Director Nominations. Nominations of candidates for election as Directors of the Corporation at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or a designated committee thereof, or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such annual meeting who complies with the procedures set forth in this Section 3. Any stockholder who seeks to make such a nomination, or his qualified representative, must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an annual meeting of stockholders.

Nominations, other than those made by, or at the direction of, the Board of Directors or a designated committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3. To be timely, a stockholder’s notice shall be delivered to, or mailed and received, at the principal executive offices of the Corporation (a) not less than 75 days nor more than 120 days prior to the Anniversary Date or (b) in the event that the annual meeting of stockholders is called for a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if such date of public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of public disclosure of the date of such meeting or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any public disclosure of the scheduled date of the meeting made by the Corporation by means of a press release, a report or other document filed with the Securities and Exchange Commission, or a letter or report sent to stockholders of record of the Corporation, shall be deemed to be sufficient public disclosure of the date of such meeting for purposes of these By-laws.

Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residential address of such person, (ii) the principal occupation or employment of such person during the past five years, (iii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) a description of any of the following events that has occurred within the last five years and that is material to the evaluation of the ability or integrity of such proposed nominee: (1) a petition under federal bankruptcy laws or any state insolvency laws was filed by or against such person, (2) a conviction of such person in a criminal proceeding or the naming of such person as a subject of a criminal proceeding (excluding traffic violations and other minor offenses), (3) a finding by any court of competent jurisdiction that such person has violated any federal or state securities law or federal commodities law, which judgment or finding has not been subsequently reversed, suspended or vacated, or (4) the entry of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or of any federal or state governmental or quasi-governmental agency, authority or commission enjoining such person or otherwise limiting him from engaging in any type of business practice or in any activity in connection with the purchase or sale of any security or commodity, and (v) the consent of each nominee to serve as a Director if so elected and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s stock transfer books, of such stockholder and of any Stockholder Associated Person and the name and address of other stockholders known by such stockholder to be supporting such nominee or nominees, (ii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such stockholder and any Stockholder Associated Person on the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominee or nominees on the date of such stockholder’s notice, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (iv) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder or a Stockholder Associated Person has a right to vote any shares of any security of the Corporation, (v) any rights to dividends on the shares of the Corporation beneficially owned by the stockholder or a Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (vi) any performance-related fees (other than asset-based fees) to which the stockholder or a Stockholder Associated Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, (vii) a representation that the stockholder or his qualified representative intends to appear in person at the meeting to nominate the person or persons specified in the notice, and (viii) a description of all arrangements or understandings between such stockholder (or any Stockholder Associated Person) and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholders; provided, that nothing in this Section 3 shall require the stockholder giving such notice to provide to the Corporation copies of such stockholder’s preliminary or definitive proxy, proxy statement, or other soliciting material filed with the Securities and Exchange Commission. In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than 10 days following the record date for notice of the meeting to disclose the information contained in clauses (i) through (viii) above as of the record date for notice of the meeting. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to such nominee.

For purposes of this Section 3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. Election of Directors at the annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures set forth in this Section 3 shall be provided for use at the annual meeting.

If the Board of Directors, or a designated committee thereof, determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder as set forth above, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section 3. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nomination. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3, he shall so declare at the annual meeting and such nomination shall be disregarded.

Section 4.Tenure. Except as otherwise provided by law, by the Restated Certificate of Incorporation or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
Section 5.Vacancies. Any vacancy occurring on the Board of Directors, including any vacancy resulting from death, resignation, retirement, disqualification, removal or other cause or created by reason of an increase in the authorized number of Directors shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even if such majority is less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office subject to the provisions of these By-laws until the next annual meeting of stockholders and until such Director’s successor is elected and qualified or until such Director resigns or is removed. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
Section 6.Removal. Any Director (including persons elected by Directors to fill vacancies in the Board of Directors) or the entire Board of Directors may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the shares of the Corporation then entitled to vote at an election of Directors, voting together as a single class.
Section 7.Resignation. A Director may resign at any time by giving written notice, including by electronic transmission, to the Chairman of the Board, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.
Section 8.Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without other notice than this By-law, on the same date and at the same place as the annual meeting of stockholders following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held without call or notice at such hour, date and place as the Board of Directors may from time to time determine.
Section 9.Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of the Chairman of the Board, the Treasurer, or two or more Directors designating the hour, date and place thereof.
Section 10.Notice of Special Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the

President. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone, telex, telecopy or other electronic transmission, or by telegram sent to his business or home address at least 24 hours in advance of the meeting, or by written notice mailed to his business or home address at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if telexed or telecopied, when delivered to the telegraph company if sent by telegram, or when directed to such Director if by electronic transmission.

When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

A written waiver of notice or a waiver by electronic transmission by a Director, whether executed or given before or after a meeting, and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Restated Certificate of Incorporation or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 11.Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.
Section 12.Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Restated Certificate of Incorporation or by these By-laws.
Section 13.Action by Consent. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of meetings of the Board of Directors or committee. Such writing or writings or electronic transmission or transmissions shall be treated for all purposes as a vote at a meeting of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 14.Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.
Section 15.Chairman of the Board. The Chairman of the Board shall, subject to the direction of the Board of Directors, have general supervision and control of its business. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors, unless the Board of Directors shall otherwise provide, and at meetings of the stockholders as provided in Section 11 of Article I hereof. The Chairman is not an officer of the Corporation.
Section 16.Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number one or more committees, including an Executive Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Restated Certificate of Incorporation, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.
Section 17.Director Emeritus. The Board of Directors may by resolution appoint any former Director who has retired from the Board of Directors as a Director Emeritus. Directors Emeriti may be invited to attend meetings of the Board of Directors or any committee of the Board of Directors; however, they shall not have the right to vote and they shall be excluded from the number of Directors for quorum and other purposes. Directors Emeriti shall be appointed for one-year terms and may be reappointed for an unlimited number of additional one-year terms.

ARTICLE III

Officers

Section 1.Enumeration. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including without limitation one or more Executive Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers, as the Board of Directors may determine.
Section 2.Election. At the regular annual meeting of the Board of Directors following the annual meeting of stockholders, the Board of Directors shall elect the President,

the Secretary, and the Treasurer. Other officers may be elected by the Board of Directors at such regular annual meeting or at any other regular or special meeting.

Section 3.Qualification. No officer need be a stockholder or a Director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.
Section 4.Tenure. Except as otherwise provided by the Restated Certificate of Incorporation or by these By-laws, each officer of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign by delivering a written resignation to the Board of Directors, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
Section 5.Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the Directors then in office.
Section 6.Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
Section 7.President. The President shall be the chief operating officer of the Corporation and shall perform such duties as the Board of Directors or the Chairman of the Board may from time to time determine. In the absence of the Chairman of the Board, the President shall preside, when present, at meetings of the Board of Directors, unless the Board of Directors shall otherwise provide, and at meetings of the stockholders as provided in Section 11 of Article I hereof.
Section 8.Executive Vice Presidents; Vice Presidents. Any Executive Vice President or Vice President shall have such powers and shall perform such duties as the Board of Directors, the Chairman of the Board or the President may from time to time designate.
Section 9.Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

Section 10.Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or that of an Assistant Secretary. He shall have such other duties and powers as may be designated from time to time by the Board of Directors, the Chairman of the Board or the President.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time designate.

Section 11.Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.
Section 12.Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may authorize any officer or committee to fix the compensation of officers and employees. No officer shall be prevented from receiving compensation by reason of the fact that such officer is also a Director of the Corporation.

ARTICLE IV

Capital Stock

Section 1.Certificates of Stock. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the General Corporation Law of the State of Delaware. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall bear the Corporation seal and shall be signed by the Chairman of the Board of the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by corporation officers may be facsimiles if the certificate is manually countersigned by an authorized person on behalf of a transfer agent or registrar other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. The Corporation shall be permitted to issue fractional shares.
Section 2.Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation, if such shares are certificated, by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 3.Record Holders. Except as may otherwise be required by law, by the Restated Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the Corporation of his, her or its post office address and any changes thereto.

Section 4.Record Date. In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which, (i) with respect to any meeting of stockholders, shall be not more than 60 nor less than 10 days (except as otherwise required by law) before the date of such meeting, (ii) with respect to corporate action without a meeting, shall be not more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors and (iii) with respect to any other lawful action, shall be not more than 60 days prior to such action. In such case, only stockholders of record on such record date shall be so entitled, notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed: (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe, provided, however, that if such shares have ceased to be certificated, a new certificate shall be issued only upon written request to the transfer agent or registrar of the Corporation.

ARTICLE V

Notice by Electronic Transmission

Section 1.Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation or these By-laws, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:
(a)the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and
(b)such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a)if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(b)if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;
(c)if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and
(d)if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 2.Definition of Electronic Transmission. For the purposes of these By-laws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VI

Indemnification of Directors, Officers and Others

Section 1.Indemnifiable Events; Extent of Indemnification.
(a)The Corporation shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware (as presently in effect or as hereafter amended):
(i)Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation) by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.
(ii)Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(iii)To the extent that a Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(b)The Board of Directors, in its discretion, may authorize the Corporation to indemnify:
(i)Any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director or as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.
(ii)Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.
Section 2.Determination of Entitlement. Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 of this Article VI. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

Section 3.Advance Payments. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, only as authorized by the Board of Directors in the specific case (including by one or more Directors who may be parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI.
Section 4.Non-Exclusive Nature of Indemnification. The indemnification provided herein shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, by-law, agreement, vote of stockholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a Director or officer as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article VI.
Section 5.Insurance. To the extent obtainable, the Corporation may purchase and maintain insurance with reasonable limits on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware (as presently in effect or hereafter amended), the Restated Certificate of Incorporation of the Corporation or these By-laws.
Section 6.No Duplicate Payments. The Corporation’s indemnification under Section 1 of this Article VI of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on such person’s behalf by the Corporation, (ii) from such other Corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.
Section 7.Amendment. This Article VI may be amended only so as to have a prospective effect. Any amendment to this Article VI which would result in any person having a more limited entitlement to indemnification may be approved only by the stockholders.

ARTICLE VII

Transactions with Related Parties

Section 1.Transactions Not Void. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof, which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
(a)The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors, or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
(b)The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(c)The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.
Section 2.Quorum. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 3.Limitation. Nothing herein contained shall protect or purport to protect any Director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of his willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ARTICLE VIII

Miscellaneous Provisions

Section 1.Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.
Section 2.Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.
Section 3.Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board, the President, the Treasurer or any Vice President.

Section 4.Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.
Section 5.Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.
Section 6.Corporate Records. The original or attested copies of the Restated Certificate of Incorporation, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.
Section 7.Restated Certificate of Incorporation. All references in these By-laws to the Restated Certificate of Incorporation shall be deemed to refer to the Restated Certificate of Incorporation of the Corporation, as amended and in effect from time to time.
Section 8.Amendments. These By-laws may be altered, amended or repealed, to the extent permitted by applicable law, the Restated Certificate of Incorporation and agreements to which the Corporation may from time to time be a party, by the affirmative vote of the holders of a majority of the voting power of all classes of the stock of the Corporation then entitled to vote, voting together as a single class, at any regular or special meeting of the stockholders of the Corporation, or by the vote of a majority of the Board of Directors at any regular or special meeting thereof, without any action on the part of the stockholders, unless otherwise provided herein; provided, however, that (i) the Board of Directors may not amend or repeal this Section 8 nor may it amend or repeal any other provision of these By-laws to the extent such amendment or repeal requires action by the stockholders, and (ii) any amendment or repeal of these By-laws by the Board of Directors and any provision to these By-laws adopted by the Board of Directors may be amended or repealed by the stockholders.